Exhibit 13

Certification

Pursuant to 18 U.S.C. Section 1350

Pursuant to U.S.C. Section 1350 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of AutoChina International Limited (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Annual Report on Form 20-F for the year ended December 31, 2014 of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 30, 2015

By:	/s/ Yong Hui Li
Yong Hui Li
Chief Executive Officer and Chairman
(Principal Executive Officer)

Date: December 30, 2015

By:	/s/ Jason Wang
Jason Wang
Chief Financial Officer
(Principal Financial and Accounting Officer)